Exhibit (a)(5)(N)

The following are excerpts from the transcript of the conference call held by Thomson Reuters on July 31, 2012, regarding the second-quarter 2012 earnings release of Thomson Reuters:

“Jim Smith – Thomson Reuters – President & CEO

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So allow me to elaborate on what I mean when I discuss investing behind our strengths. We recently announced our intent to acquire FXall and MarkMonitor. Both of these acquisitions will represent a deployment of capital in the foundational assets supporting key growth businesses such as foreign exchange and intellectual property management.

FXall is a fast-growing, highly profitable business that has a leading position in the dealer-to-customer FX workflow. It is highly complementary to Thomson Reuters's position in the interdealer and FX desktop segments. FXall is used worldwide by over 1300 institutional clients, primarily on the buy side. We were particularly pleased with the positive feedback from our customers following the announcement.

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